UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2005

CITIGROUP MORTGAGE LOAN TRUST INC. (as depositor under an Indenture, dated as of December 29, 2005, providing for, inter alia, the issuance of Mortgage-Backed Notes, Series 2005-11)

CITIGROUP MORTGAGE LOAN TRUST INC.

(Exact name of registrant as specified in its charter)

Delaware	333-127834	01-0791848
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

390 Greenwich Street New York, New York		10013
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 816-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Acquisition or Disposition of Assets.

For a description of the Notes and the Mortgage Pool, refer to the Indenture.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.
(a)	Not applicable
(b)	Not applicable
(c)	Exhibits:

Exhibit No.	Description
3.1

Amended and Restated Trust Agreement, dated as of December 29, 2005, among Citigroup Mortgage Loan Trust, Inc., as Depositor, Chase Bank USA, National Association, as Owner Trustee and Wells Fargo Bank, N.A., as Securities Administrator and Certificate Paying Agent, Mortgage-Backed Notes, Series 2005-11.

Exhibit No.	Description
4.1

Indenture, dated as of December 29, 2005, among Citigroup Mortgage Loan Trust 2005-11, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator and U.S. Bank National Association, as Indenture Trustee. Mortgage-Backed Notes, Series 2005-11.

Exhibit No.	Description
99.1

Master Servicing Agreement, dated as of December 29, 2005, among Citigroup Mortgage Loan Trust, as Depositor, U.S. Bank National Association, as Indenture Trustee and Wells Fargo Bank, N.A. as Master Servicer and Securities Administrator, Mortgage-Backed Notes, Series 2005-11.

99.2

Administration Agreement, dated as of December 29, 2005, among Citigroup Mortgage Loan Trust 2005-11, as Issuer, Wells Fargo Bank, N.A., as Securities Administrator and Citigroup Mortgage Loan Trust Inc., as Depositor, Mortgage-Backed Notes, Series 2005-11.

99.3	Mortgage Loan Purchase Agreement, dated as of December 29, 2005, between Citigroup Mortgage Loan Trust Inc., as Purchaser and Citigroup Global Markets Realty Corp, as Seller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 30, 2006

CITIGROUP MORTGAGE LOAN TRUST INC.

By:	/s/ Peter D. Steinmetz
Name:	Peter D. Steinmetz
Title:	Vice President